EXHIBIT 10.1
Hub International Limited
Amended and Restated 2005 Equity Incentive Plan
Award Document
Performance Award — CEO
You have been selected to receive a Performance Award under the Hub International Limited Amended and Restated 2005 Equity Incentive Plan (the “Plan”), as specified below:
     Name of Participant: [INSERT NAME]
     Address: [INSERT ADDRESS]
     SSN: [INSERT SSN]
     Performance Award: As set forth on the attached Exhibit A.
     Grant Date: [INSERT DATE]
     Vesting Date: As set forth on the attached Exhibit A
     THIS AWARD DOCUMENT represents the grant of a Performance Award by Hub International Limited, a corporation organized under the laws of Canada (the “Company”), to the Participant named above, in consideration of services provided and to be provided to the Company and/or its Subsidiaries pursuant to the provisions of the Plan and Section 9 thereof. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. Exhibits A and B of this Award Document (“Exhibit A” and “Exhibit “B”, respectively ) shall constitute an integral part of this Award Document as though fully set out herein and is hereby incorporated herein by reference in its entirety.
     1. Performance Period. The Performance Period shall commence and terminate as provided on Exhibit A to this Award Document.
     2. Form of Performance Award. The Performance Award shall consist of cash or Restricted Share Units, in the amount(s) as set forth on Exhibit A. If denominated as Restricted Share Units, each Restricted Share Unit shall represent and have a value equal to one common share of the Company, subject to adjustment as provided in Section 11(b) of the Plan.
     3. Achievement of Performance Condition(s). The amount of cash or the number of Restricted Share Units to be earned under this Performance Award shall be based upon the performance condition(s) set forth on Exhibit A, which in the case of a Performance Award to a Covered Employee shall be one or more Performance Goals.
     4. Termination Provisions. Unless otherwise specified in Exhibit A, upon the Participant ceasing to be an Eligible Individual for any reason whatsoever prior to the completion of the Performance Period and any additional vesting period described in Exhibit A, the Participant’s Performance Award shall be forfeited and cancelled without any payment to such Participant.

     5. Change in Control Provisions. In the event of a Change of Control prior to the completion of the Performance Period and, if applicable, any additional vesting period described on Exhibit A, the Restricted Share Units or the Target amount of cash set forth on Exhibit A for the Performance Award, unless previously forfeited, shall automatically vest and become non-forfeitable, the Performance Period shall be deemed to have ended as of the date of the Change of Control, and the Participant shall be entitled to payment; provided that the Cash Annual incentive Award shall be based on the increase, if any, in Adjusted EPS earned by the Company to and including the last day of the fiscal quarter immediately preceding the fiscal quarter in which the Change in Control occurs relative to Adjusted EPS for the same time frame for the prior year, as if such period represented the full Performance Period for each respective year.
     6. Dividend Credits. No dividends shall be declared or paid or credits made in respect of Restricted Share Units awarded pursuant to this Performance Award.
     7. Form and Timing of Payment of Performance Shares. Payment of the earned and vested portion of the Performance Award shall be made in either Shares or cash or a combination of Shares and cash, as provided on Exhibit A. The earned and vested Performance Award shall be paid as soon as administratively practicable following the close of the Performance Period and the Committee’s determination of the final amount payable under the Performance Award, but, in any event, no later than March 15 of the year following the year in which the Performance Award vests.
     8. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Participant or beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, provincial, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Performance Award.
     9. Nontransferability. Until actually delivered to the Participant in settlement of the Performance Award, the Performance Award and any Shares or cash underlying such Performance Award shall not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
     10. Administration. This Award Document and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Document, all of which shall be binding upon the Participant.
     11. Specific Restrictions Upon Shares. If the Performance Award provides for the issuance of Shares, the Participant hereby agrees with the Company as follows:
(a)	the Participant shall acquire any Shares issuable with respect to the Performance Award granted hereunder for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any such Shares in transactions which, in the opinion of counsel to the Company, violate the the1933 Act, or the rules and regulations thereunder, or any applicable Canadian, state or provincial securities or “blue sky” laws.

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(b)	if any Shares acquired with respect to the Performance Award shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such Shares shall be made by the Participant under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the 1933 Act; and

(c)	the Company shall have the authority to endorse upon the certificate or certificates representing the Shares acquired hereunder such legends referring to the foregoing restrictions.
     12. Miscellaneous.
(a)	Adjustments to Shares. If the Performance Award provides for the issuance of Shares, subject to Section 11(b) of the Plan, if there is any change in the outstanding Shares of the Company by reason of a stock dividend or split, a recapitalization, or a consolidation, combination or exchange of shares, or if there is any other change (including, possibly, an extraordinary dividend) which the Committee in its sole discretion determines is a sufficiently fundamental change to warrant the action hereinafter described, the Committee shall make, subject to any prior approval required of relevant stock exchanges or other applicable regulatory authorities, if any, an appropriate substitution or adjustment in the number and kind of Shares subject to this Performance Award, and if applicable, the limits described in Section 4 of the Plan to prevent dilution or enlargement of rights; provided, however, that no substitution or adjustment shall obligate the Company to transfer fractional Shares. In the event of the reorganization or the amalgamation, merger or consolidation of the Company with another corporation, the Committee may make such provision for the protection of the rights of Eligible Individuals and Participants as the Committee in its discretion deems appropriate to prevent dilution or enlargement of rights. The determination of the Committee, as to any such substitution or adjustment or as to there being no need for the same, will be final and binding on all parties.

(b)	Notices. Each notice relating to the Plan or this Performance Award shall be in writing and delivered by recognized overnight courier or certified mail to the proper address or, optionally, to any individual personally. All notices to the Company or the Committee shall be addressed to the Company at its registered office, Attn: Corporate Secretary. All notices to the Participant, to his or her beneficiaries or to other persons acting for or on behalf of such persons which are not delivered personally to an individual shall be addressed to such person at the last address for such person maintained in the records of the Committee or the Company.

(c)	Failure To Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Award Document shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(d)	Governing Law. All questions concerning the construction, validity and interpretation of this Award Document shall be governed by and determined in accordance with the laws of the Province of Ontario, Canada applicable to

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contracts to be performed entirely within such province and without giving effect to principles of conflicts of laws, except that questions concerning the relative rights of the Company and the Participant with respect to Shares shall be governed by the corporate law of Canada.

(e)	Provisions of Plan. The Performance Award provided for herein is granted pursuant to the Plan and said Performance Award and this Award Document are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Award Document solely by reference or expressly cited herein. In the case of a Performance Award denominated as one or more Restricted Share Units, the terms and conditions of such Restricted Share Unit(s) shall be governed by Section 9 of the Plan and not by Section 8 of the Plan. If there is any inconsistency between the terms of this Award Document and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Award Document.

(f)	Code section 162(m). It is intended that payments pursuant to this Award Document to a Participant who is a “Covered Employee” constitute “qualified performance-based compensation” within the meaning of section 1.162.27(e) of the Income Tax Regulations. To the maximum extent possible, this Award Document and the Plan shall be so interpreted and construed. Except in the case of a Change of Control, and, if provided in Exhibit A, the Participant’s death, disability or involuntary dismissal without Just Cause, no amounts in excess of the number of Restricted Share Units or cash earned under this Award Document, as provided on Exhibit A (determined at the end of the Performance Period and based on actual, calculated results) shall be paid to the Participant. However, the Committee may reduce the number of Restricted Share Units or cash paid to a Covered Employee below the calculated amount earned under this Award Document or pay no amount at all to the Participant.

(g)	Section 16 Compliance. If the Participant is subject to Section 16 of the Exchange Act, except in the case of death or disability, at least six months must elapse from the date of acquisition of the Performance Award granted hereunder to the date of the Participant’s disposition of such Performance Award or the underlying Shares.

(h)	No Right to Employment. As more particularly set forth in Section 10(c) of the Plan, nothing in the Plan or this Award Document shall be construed to give the Participant any right or claim to receive grants of Awards under the Plan or to continue in the employ of the Company of any of its Subsidiaries.

(i)	Code Section 409A. It is intended that this Performance Award not provide for a “deferral of compensation” subject to Code Section 409A. The Company reserves the right to make conforming amendments to the Plan and this Award Document consistent with this intent.

(j)	Conditional Award. This Performance Award is made under the Plan, subject to the approval of the Plan by the Company’s shareholders at the Annual and Special Meeting of Shareholders to be held on May 4, 2006. If shareholders do not approve the Plan, this Performance Award shall be deemed to have been made

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under the Company’s existing 2005 Equity Incentive Plan (the “Existing Plan”) and the provisions of the Existing Plan shall be applied accordingly.
Dated as of [INSERT DATE]

HUB INTERNATIONAL LIMITED

By:

Its:

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EXHIBIT A — Schedule I
Hub International Limited
Amended and Restated 2005 Equity Incentive Plan
Performance Award — Award Document
Cash Annual Incentive Award
Participant: [INSERT NAME]
Grant Date: [INSERT DATE]
Participant’s Annual Base Salary: $[INSERT SALARY]
Vesting Date: [INSERT DATE]
THIS EXHIBIT A, Schedule I to the Award Document dated [INSERT DATE] (the “Award Document”) provides for a Performance Award that is an Annual Incentive Award as follows:
1. Performance Period: The Performance Period shall commence on [INSERT DATE] and terminate on [INSERT DATE].
2. Form and Amount of Performance Award: A cash Annual Incentive Award shall be potentially payable as follows:

Increase in	Potential Percent of Annual
Adjusted EPS over	Base Salary (shown above)
Prior Year	That May Be Awarded
Adjusted EPS
(“Performance
Goal”)

20%	200.0% (Maximum)
15%	150.0%
10%	100.0%
5% (“Target”)	50.0%
Below 5%	0.0%
In the event that the Company’s Increase in Adjusted EPS over Prior Year Adjusted EPS is: (a) greater than 5% but less than or equal to 10%, the Potential Percent of Annual Base Salary That May Be Awarded shall be increased ratably; (b) greater than 10% but less than 15%, the Potential Percent of Annual Base Salary That May Be Awarded shall not be increased from 100%; and (c) greater than 15% but less than or equal to 20%, the Potential Percent of Annual Base Salary That May Be Awarded shall be increased ratably. Such ratable increase, if any, shall be by 5.0% of Annual Base Salary with each incremental one-half of one percent (0.5%) increase in Adjusted EPS over Prior Year Adjusted EPS (after rounding to the nearest one-half percentage point).
In determining the actual cash Annual Incentive Award earned by the Participant, the amount calculated under this Paragraph 2 shall be subject to adjustment by the Committee, based upon the Committee’s evaluation of the Participant’s performance with respect to the Participant’s Individual Performance Criteria set forth in Paragraph 3 of this Schedule I to Exhibit A.
The percentage of Annual Base Salary payable as an Annual Incentive Award at a 5% Increase in Adjusted EPS over Prior Fiscal Year shall constitute the Target for purposes of the Change of Control provisions of Section 5 of the Award Document.
“Adjustable Item”, “Adjusted EPS”, “Adjustment Threshold”, “EPS”, “Extraordinary Item” and “GAAP” have the meanings given thereto in Exhibit B attached to the Award Document.
3. Individual Performance Criteria: The Committee has established the following Individual Performance Criteria for the Participant:
[INSERT INDIVIDUAL PERFORMANCE CRITERIA]
At its sole discretion, the Committee may adjust up to 20% of the calculated amount determined under Paragraph 2 of this Schedule I to Exhibit A, based upon the Committee’s evaluation of the Participant’s performance with respect to the Individual Performance Criteria set forth in Paragraph 3 of this Schedule I. If the Participant is a Covered Employee, no such adjustment shall result in the payment of an Award that exceeds the calculated amount determined under Paragraph 2, above.
4. Vesting/Termination of Employment Provisions. Except as provided in Subparagraphs (i), (ii) and (iii), below, the Annual Incentive Award shall be forfeited if the Participant has had a Termination of Employment on or before the Vesting Date.
(i)	In the event of the Participant’s Termination of Employment by reason of death or Disability prior to the Vesting Date, the Participant shall be entitled to a prorated Annual Incentive Award if the Target Performance Goal is attained. The prorated Annual Incentive Award to which the Participant shall be entitled shall be an amount determined by multiplying the Potential Percent of Annual Base Salary payable at Target by a fraction, the numerator of which is the number of whole months during the Performance Period that the Participant was an Eligible Individual and the denominator of which is the number of whole months of the Performance Period. Payment of a prorated Annual Incentive Award under this Section 4(i) shall be made as soon as administratively practicable after the date of the Participant’s Termination of Employment (but, in any event, no later than March 15 of the year immediately following the year in which the Participant’s Termination of Employment occurs).

(ii)	In the event of the Participant’s Termination of Employment by reason of involuntary dismissal without Just Cause prior to the Vesting Date, the Participant shall be entitled to a prorated Annual Incentive Award. The prorated Annual Incentive Award to which the Participant shall be entitled shall be an amount determined by multiplying the Potential Percent of Annual Base Salary payable at Target by a fraction, the numerator of which is the number of whole months during the Performance Period that the Participant was an Eligible Individual and the denominator of which is the number of whole months of the Performance Period. Payment of a prorated Annual Incentive Award under this Section 4(ii) shall be made as soon as administratively practicable after the date of the Participant’s Termination of Employment (but, in any event, no later than March 15 of the year immediately following the year in which the Participant’s Termination of Employment occurs).

(iii)	In the event of a Change of Control, the provisions of Section 5 of the Award Document shall apply.
5. Form of Payment: Upon determining the final amount payable to the Participant under this Annual Incentive Award, the Committee shall make a payment of such amount to the Participant in cash.

HUB INTERNATIONAL LIMITED

By:

Its:

EXHIBIT A — Schedule II
Hub International Limited
Amended and Restated 2005 Equity Incentive Plan
Performance Award — Award Document
Restricted Share Units — Long Term Incentive Award
Participant: [INSERT NAME]
SSN: [INSERT SSN]
Grant Date: [INSERT DATE]
THIS EXHIBIT A, Schedule II to the Award Document dated [INSERT DATE] (the “Award Document”) provides for a Performance Award that is a Long Term Incentive Award as follows:
1. Performance Period: The Performance Period shall commence on [INSERT DATE] and terminate on [INSERT DATE, FIVE YEARS FROM COMMENCEMENT].
2. Form and Amount of Performance Award: [INSERT NUMBER, REPRESENTING 50% OF BASE SALARY] Restricted Share Units (“RSUs”), each convertible into one share of Common Stock the Company, without payment of cash consideration.
3. Performance and Vesting Conditions: Except as provided in Paragraph 5 of this Exhibit A, this Long Term Incentive Award shall be forfeited unless:
(i)	the Company achieves an average annual increase of at least 5% in Adjusted EPS over fiscal [INSERT YEAR] , compounded over the period of five years from [INSERT YEAR] to [INSERT YEAR, FIVE YEARS FROM COMMENCEMENT] (the “Performance Goal”);

(ii)	the Participant has not had a Termination of Employment on or before [INSERT DATE, FIVE YEARS FROM COMMENCEMENT] (the “Vesting Date”).
“Adjusted EPS” has the meaning given thereto and as determined by the Committee in Exhibit B attached to this Performance Award.
“Performance Period” means the period commencing on the first day of the calendar year in which this Long Term Incentive Award is granted and ending on the Vesting Date.
4. Individual Performance Criteria: None.

5. Termination of Employment Provisions:
(i)	In the event of the Participant’s Termination of Employment by reason of death or Disability prior to a Vesting Date, the Participant shall be entitled to a prorated Long Term Incentive Award if the Performance Goal is attained. The prorated Long Term Incentive Award to which the Participant shall be entitled shall be the whole number of RSUs determined by multiplying the number of RSUs set forth in Paragraph 2 of this Schedule II to Exhibit A by a fraction, the numerator of which is the number of whole months during the Performance Period that the Participant was an Eligible Individual and the denominator of which is the number of whole months of the Performance Period. Payment of a prorated Performance Award under this Section 5(i) shall be made as soon as administratively practicable after the date of the Participant’s Termination of Employment (but, in any event, no later than March 15 of the year immediately following the year in which the Participant’s Termination of Employment occurs). For the purpose of determining whether the Performance Goal has been attained under this Section 5(i), Adjusted EPS shall be measured and compounded over the period from [INSERT COMMENCEMENT YEAR] to the fiscal year in which the Participant’s Termination of Employment occurred by reason of death or Disability.

(ii)	In the event of the Participant’s Termination of Employment by reason of involuntary dismissal without Just Cause prior to a Vesting Date, the Participant shall be entitled to a prorated Long Term Incentive Award. The prorated Long Term Incentive Award to which the Participant shall be entitled shall be the whole number of RSUs determined by multiplying the number of RSUs set forth in Paragraph 2 of this Schedule II to Exhibit A by a fraction, the numerator of which is the number of whole months during the Performance Period that the Participant was an Eligible Individual and the denominator of which is the number of whole months of the Performance Period. Payment of a prorated Performance Award under this Section 5(ii) shall be made as soon as administratively practicable after the date of the Participant’s Termination of Employment (but, in any event, no later than March 15 of the year immediately following the year in which the Participant’s Termination of Employment occurs).

(iii)	In the event of a Change of Control, the provisions of Section 5 of the Award Document) shall apply.
6. Dividend Credits: Dividend equivalents with respect to the RSUs contingently granted herein shall not be credited under this Long Term Incentive Award.
7. Form of Payment: Upon determining the final amount payable to the Participant under this Long Term Incentive Award, including any acceleration of such determination pursuant to Paragraph 5 hereof, within thirty (30) days thereafter the Committee shall cause the Company to deliver to the Participant the number of Shares determined by the Committee to have been earned.
8. Reaffirmation of Covenants. The Participant acknowledges and agrees that this Long Term Incentive Award is made, in part, by the Company in further consideration of any covenants to keep information confidential, not to compete or not to solicit or accept business from clients or employees made by the Participant in favour of the Company, its Subsidiaries or any of their predecessors (the “Covenants”). The Participant agrees that if the Participant violates any of the Covenants prior to or within thirty (30) days after the Vesting Date (or any earlier determination of the amount payable as contemplated in Paragraph 5 of this Schedule II to Exhibit A), the Participant shall forfeit any right to receive any further payment or other benefit (including, but not limited to, any shares of Common Stock) under this Schedule II to Exhibit A.

HUB INTERNATIONAL LIMITED

By:

Its:

EXHIBIT B
Hub International Limited
Amended and Restated 2005 Equity Incentive Plan
Performance Award — Award Document
Adjusted EPS
Definitions

Adjustable Item:	Unless otherwise determined by the Committee, any non-recurring or out-of-the-ordinary item that is described and applied in normalizing the Company’s earnings in the Company’s press release for the applicable fiscal year. In respect of [INSERT YEAR] through [INSERT YEAR, FIVE YEARS AFTER COMMENCEMENT] , after such determinations by the Committee and in addition to any other items subsequently determined by the Committee to be Adjustable Items, Adjustable Items includes only the following as at the date of this Performance Award:

[INSERT ITEMS]

Adjusted EPS:	EPS, adjusted to reflect Extraordinary Items and rounded to the nearest one one-hundredth of a dollar per share; and Adjusted EPS for [INSERT DATE] has been determined by the Committee to be $ [INSERT AMOUNT] , calculated as follows:

	[INSERT DATE] Item	Net Earnings	Diluted EPS

[INSERT DATA]

Adjustment Threshold:	The amount of all Adjustable Item(s) that alone, or in combination with other Adjustable Items for the same year on a net aggregate basis, before calculating Adjusted EPS, impacts the calculation of EPS by at least $0.01

EPS:	The Company’s reported earnings per share for the respective fiscal year(s) of reference, calculated in accordance with GAAP.

Extraordinary Items:	(a) Any “Extraordinary Item” as defined in accordance with GAAP; and (b) any other item that is an “Adjustable Item” to the extent that it, either alone or together with other Adjustable Item(s), exceeds the Adjustment Threshold.

GAAP:	Generally accepted accounting principles in Canada.

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